EXHIBIT 32.1

 The following certification is provided by the undersigned Chief Executive Officer of United Financial Mortgage Corp. on the basis of such officer's knowledge and belief for the sole purpose of complying with 18 U.S.C.
 Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003.


                                CERTIFICATION

 In connection with the Quarterly Report of United Financial Mortgage Corp. (the "Company") on Form 10-Q for the quarter ended July 31, 2004 as filed with the Securities and Exchange Commission on September 14, 2004 (the "Report"), I, Steve Khoshabe, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that:

      (1) The Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



 Date: September 14, 2004    /s/ Steve Y. Khoshabe
                             ---------------------
                             Steve Y. Khoshabe
                             President and Chief Executive Officer



 A signed original of this written statement required by Section 906 has been provided to United Financial Mortgage Corp. and will be retained by United Financial Mortgage Corp. and furnished to the Securities and Exchange Commission or its staff upon request.